     As filed with the Securities and Exchange Commission on August 16, 2001
                                                     Registration No. 333-______
================================================================================
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549



                                    FORM S-8
             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                                 Autobytel Inc.
             (Exact Name of Registrant as Specified in Its Charter)

               DELAWARE                                           33-0711569
    (State or Other Jurisdiction of                           (I.R.S. Employer
     Incorporation or Organization)                          Identification No.)

         18872 MACARTHUR BLVD.                                    92612-1400
           IRVINE, CALIFORNIA                                     (Zip Code)
(Address of Principal Executive Offices)

                  AUTOBYTEL.COM INC. 2001 RESTRICTED STOCK PLAN
                         AUTOWEB 1997 STOCK OPTION PLAN
                 AUTOWEB 1999 EQUITY INCENTIVE PLAN, AS AMENDED
                    AUTOWEB 1999 DIRECTORS STOCK OPTION PLAN
                            (Full Title of the Plans)

                                   Ariel Amir
                  Executive Vice President and General Counsel
                                 Autobytel Inc.
                            18872 MacArthur Boulevard
                          Irvine, California 92612-1400
                     (Name and Address of Agent For Service)

                                 (949) 225-4500
          (Telephone Number, Including Area Code, of Agent for Service)

                 Please address a copy of all communications to:
                             Peter J. Tennyson, Esq.
                      Paul, Hastings, Janofsky & Walker LLP
                        695 Town Center Drive, 17th Floor
                        Costa Mesa, California 92626-1924
                            Telephone: (714) 668-6200

                         CALCULATION OF REGISTRATION FEE

========================================================================================================================
                                                                   Proposed
                                                                   Maximum               Proposed            Amount of
 Title of Securities to be            Amount to be              Offering Price       Maximum Aggregate      Registration
        Registered                    Registered(1)               Per Share           Offering Price            Fee
------------------------------------------------------------------------------------------------------------------------
Common Stock, par value
$.001 per share, to be
issued under the
autobytel.com inc. 2001
Restricted Stock Plan               1,500,000 shares             $  .90(2)            $1,350,000.00(2)       $  338.00

Common Stock, par value
$.001 per share, to be
issued under the Autoweb
1997 Stock Option Plan                396,711 shares             $ 2.11(3)            $  837,060.21(3)       $  210.00

Common Stock, par value
$.001 per share, to be
issued under the Autoweb
1999 Equity Incentive
Plan, as amended                      908,087 shares             $10.90(3)            $9,898,148.30(3)       $2,475.00

Common Stock, par value
$.001 per share, to be
issued under the Autoweb
1999 Directors Stock
Option Plan                             5,329 shares             $16.89(3)            $   90,006.81(3)       $   23.00

========================================================================================================================

(1) Represents Shares issuable under the autobytel.com inc. 2001 Restricted Stock Plan, the Autoweb 1997 Stock Option Plan, the Autoweb 1999 Equity Incentive Plan, as amended, and the Autoweb 1999 Directors Stock Option Plan (the "Plans"). The maximum number of shares which may be issued under the Plans is subject to adjustment in accordance with certain anti-dilution and other provisions of the Plans. Accordingly, pursuant to Rule 416 under the Securities Act of 1933, as amended, this registration statement includes, in addition to the number of shares stated above, an indeterminate number of shares which may be subject to grant or otherwise issuable after the operation of any such anti-dilution and other provisions.

(2) Calculated pursuant to Rules 457(c) and 457(h)(1), based on the average of the highest and the lowest selling prices ($.90 per share) of the Shares of the Registrant on The Nasdaq Stock Market on August 10, 2001.

(3) Calculated pursuant to Rule 457(h)(1), based on the weighted average per share exercise price for such outstanding options.

                                     PART I

              INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

ITEM 1.  PLAN INFORMATION*

ITEM 2.  REGISTRANT INFORMATION AND EMPLOYEE PLAN ANNUAL INFORMATION*

         *Information required by Part I to be contained in the Section 10(a) prospectus is omitted from the Registration Statement in accordance with Rule 428(a)(1) under the Securities Act and the Note to Part I of Form S-8.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE

                  The following documents are hereby incorporated into this Registration Statement and made a part hereof by this reference:

         (a) The Registrant's Annual Report on Form 10-K for the fiscal year ended December 31, 2000;

         (b) The description of the common stock contained in the Registrant's Form 8-A filed on March 5, 1999, pursuant to
                  Section 12(g) of the Securities Exchange Act of 1934, as amended;

         (c) The Registrant's Current Report on Form 8-K dated January 26, 2001 relating to its financial results for the quarter and year ended December 31, 2000;

         (d) The Registrant's Current Report on Form 8-K dated April 11, 2001 relating to its Acquisition Agreement with Autoweb.com, Inc.;

         (e) The Registrant's Current Report on Form 8-K dated April 27, 2001 relating to its financial results for the quarter ended March 31, 2001;

         (f) The Registrant's Amended Annual Report on Form 10-K/A dated April 27, 2001;

         (g) The Registrant's Quarterly Report on Form 10-Q for the quarter ended March 31, 2001;

         (h)      The Registrant's Current Report on Form 8-K dated July 16,
                  2001;

         (i) The Registrant's Quarterly Report on Form 10-Q for the quarter ended June 30, 2001;

         (j) The Registrant's Current Report on Form 8-K dated July 26, 2001 relating to its financial results for the quarter ended June 30, 2001; and

         (k) The Registrant's Current Report on Form 8-K dated August 15, 2001 relating to its merger with Autoweb.com, Inc. and its name change.


                  In addition, all documents filed by the Registrant with the Commission pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the date of filing of such documents with the Commission.

ITEM 4.  DESCRIPTION OF SECURITIES

                  Not applicable

ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL

                  Not applicable


ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS

                  Section 145 of the Delaware General Corporation Law permits a corporation to include in its charter documents and in agreements between the corporation and its directors and officers, provisions expanding the scope of indemnification beyond that specifically provided by current law.

                  Article IX of Autobytel's Amended and Restated Certificate of Incorporation provides for the indemnification of directors and officers to the fullest extent permissible under Delaware law.

                  Article VII of Autobytel's Bylaws provides for the indemnification of officers and directors to the fullest extent permissible by the General Corporation Law of the State of Delaware.

                  Autobytel has entered into agreements to indemnify its directors and offers. These agreements, among other things, indemnify Autobytel's directors and officers for expenses including attorney's fees, judgements, fines and settlement amounts incurred by any such person in any action or proceeding arising out of such person's services as an officer or director of Autobytel.

                  Autobytel's directors and officers are entitled to indemnity under these agreements if a reviewing party appointed by the board of directors determines that such person is not entitled to be indemnified thereunder under applicable law. In addition, Autobytel's directors and officers may not be indemnified for expenses reasonably incurred regarding any claim related to the fact that such person was a director or officer of Autobytel:

                  (a) if the expenses result from acts, omissions or transactions for which such person is prohibited from receiving indemnification;

                  (b) if the claims were initiated or brought voluntarily by one of Autobytel's directors or officers and not by way of defense, counterclaim or cross claim; or

                  (c) if a claim instituted by one of Autobytel's directors or officers or by Autobytel to enforce or interpret the indemnity agreement was found to be frivolous or made in bad faith by a court having jurisdiction over such matter.

                  To the extent indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling Autobytel as discussed above, Autobytel has been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

                  Autobytel has a director and officers' liability insurance policy insuring its officeholders with respect to matters permitted by the Delaware General Corporation Law. The policy is limited to liability of $20 million plus legal fees.

ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED

                  Not applicable

ITEM 8.  EXHIBITS

                  The exhibits filed as part of this Registration Statement are as follows:

    Exhibit Number               Description of Exhibit
    --------------               ----------------------
          4.1                    Amended and Restated Certificate of Incorporation of the Registrant.(1)(2)
          4.2                    Amended and Restated By-laws of the Registrant.(3)
          4.3                    autobytel.com inc. 2001 Restricted Stock Plan.(4)

    Exhibit Number               Description of Exhibit
    --------------               ----------------------
          4.4                    Autoweb 1997 Stock Option Plan.(5)
          4.5                    Autoweb 1999 Equity Incentive Plan, as amended.(6)
          4.6                    Autoweb 1999 Directors Stock Option Plan.(7)
          5.1                    Opinion of Paul, Hastings, Janofsky & Walker LLP.
         23.1                    Consent of Andersen LLP.
         23.2                    Consent of Paul, Hastings, Janofsky & Walker LLP. (included in Exhibit 5.1)
         24.1                    Power of Attorney (included on the Signature Page).

 ------------

(1) Attached as Exhibit 4.1 and incorporated by reference to Exhibit 3.1 of the Registrant's registration statement on Form S-1, Registration No. 333-70621, originally filed with the Securities and Exchange Commission on January 15, 1999, and declared effective (as amended) on March 25, 1999 (the "Registration Statement").

(2) Incorporated by reference to Exhibit 3.1 of Form 10-Q for the Quarter Ended June 30, 1999 filed with the Commission on August 12, 1999.

(3) Incorporated by reference to Exhibit 3.1 of Form 10-Q for the Quarter Ended September 30, 2000 filed with the Commission on November 13, 2000.

(4) Incorporated by reference to Annex D of the Registrant's Registration Statement on Form S-4, Registration No. 333-60798, originally filed with the Securities and Exchange Commission on May 11, 2001 and amended on July 17, 2001.

(5) Incorporated by reference to Exhibit 10.20 of Autoweb's Registration Statement on Form S-1, Registration No. 333- 7177, originally filed with the Securities and Exchange Commission on January 26, 1999, and declared effective on March 22, 1999 (the "Autoweb S-1").

(6) Incorporated by reference to Exhibit 4.08 of Autoweb's Registration Statement on Form S-8, originally filed with the Securities and Exchange Commission on August 18, 2000.

(7)  Incorporated by reference to Exhibit 10.22 of the Autoweb S-1.

ITEM 9.  UNDERTAKINGS

(1)  The Registrant hereby undertakes:

         (a) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration
                  Statement:

                  (i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

                  (ii) To reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) (and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of a prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective Registration Statement;

                  (iii) To include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;

                           provided, however, that the undertakings set forth in paragraphs (a)(i) and (a)(ii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to
                           Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement.

         (b) That, for the purpose of determining any liability under the Securities Act, each post-effective amendment to this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (c) To remove from registration by means of a post-effective amendment any of the securities being registered that remain unsold at the termination of the offering.

(2) The Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

                  Pursuant to the requirements of the Securities Act of 1933, as amended, Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Irvine, State of California, on this 15th day of August, 2001

                                                   AUTOBYTEL INC.

                                                   By: /s/  Mark W. Lorimer
                                                      -------------------------
                                                            MARK W. LORIMER
                                                            PRESIDENT AND CHIEF
                                                            EXECUTIVE OFFICER

                                POWER OF ATTORNEY

                  KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Mark W. Lorimer, Hoshi Printer and Ariel Amir, jointly and severally, his or her attorneys-in-fact, each with power of substitution for him or her in any and all capacities, to sign any amendments to this Registration Statement, and to file the same, with the exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission hereby ratifying and confirming all that each of said attorneys-in-fact, or his substitute or substitutes, may do or cause to be done by virtue hereof.

                  Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the date indicated.


Signature                                  Title                                       Date
---------                                  -----                                       ----

    /s/ Michael Fuchs                      Chairman of the Board and Director          August 15, 2001
------------------------------------
    Michael Fuchs

    /s/ Mark W. Lorimer                    President, Chief Executive Officer and      August 15, 2001
------------------------------------       Director
    Mark W. Lorimer                        (Principal Executive Officer)

    /s/ Hoshi Printer                      Executive Vice President and Chief          August 15, 2001
------------------------------------       Financial Officer
    Hoshi Printer                          (Principal Financial Officer)

    /s/ Amit Kothari                       Vice President and Controller (Principal    August 15, 2001
------------------------------------       Accounting Officer)
    Amit Kothari

    /s/ Robert S. Grimes                   Director                                    August 15, 2001
------------------------------------
    Robert S. Grimes

    /s/ Jeffrey H. Coats                   Director                                    August 15, 2001
------------------------------------
    Jeffrey H. Coats

                                           Director
------------------------------------
    Kenneth Orton

    /s/ Mark N. Kaplan                     Director                                    August 15, 2001
------------------------------------
    Mark N. Kaplan

    /s/ Richard Post                       Director                                    August 15, 2001
------------------------------------
    Richard Post

    /s/ Peter Titz                         Director                                    August 15, 2001
------------------------------------
    Peter Titz

    /s/ Jeffrey A. Schwartz                Director                                    August 15, 2001
------------------------------------
    Jeffrey A.  Schwartz

                                           Director
------------------------------------
    Mark R. Ross

                                  EXHIBIT INDEX

    Exhibit Number               Description of Exhibit
    --------------               ----------------------
          4.1                    Amended and Restated Certificate of Incorporation of the Registrant.(1)(2)
          4.2                    Amended and Restated By-laws of the Registrant.(3)
          4.3                    autobytel.com inc. 2001 Restricted Stock Plan.(4)
          4.4                    Autoweb 1997 Stock Option Plan.(5)
          4.5                    Autoweb 1999 Equity Incentive Plan, as amended.(6)
          4.6                    Autoweb 1999 Directors Stock Option Plan.(7)
          5.1                    Opinion of Paul, Hastings, Janofsky & Walker LLP.
         23.1                    Consent of Andersen LLP.
         23.2                    Consent of Paul, Hastings, Janofsky & Walker LLP. (included in Exhibit 5.1)
         24.1                    Power of Attorney (included on the Signature Page).

 ------------

(1) Attached as Exhibit 4.1 and incorporated by reference to Exhibit 3.1 of the Registrant's registration statement on Form S-1, Registration No. 333-70621, originally filed with the Securities and Exchange Commission on January 15, 1999, and declared effective (as amended) on March 25, 1999 (the "Registration Statement").

(2) Incorporated by reference to Exhibit 3.1 of Form 10-Q for the Quarter Ended June 30, 1999 filed with the Commission on August 12, 1999.

(3) Incorporated by reference to Exhibit 3.1 of Form 10-Q for the Quarter Ended September 30, 2000 filed with the Commission on November 13, 2000.

(4) Incorporated by reference to Annex D of the Registrant's Registration Statement on Form S-4, Registration No. 333-60798, originally filed with the Securities and Exchange Commission on May 11, 2001 and amended on July 17, 2001.

(5) Incorporated by reference to Exhibit 10.20 of Autoweb's Registration Statement on Form S-1, Registration No. 333- 7177, originally filed with the Securities and Exchange Commission on January 26, 1999, and declared effective on March 22, 1999 (the "Autoweb S-1").

(6) Incorporated by reference to Exhibit 4.08 of Autoweb's Registration Statement on Form S-8, originally filed with the Securities and Exchange Commission on August 18, 2000.

(7)  Incorporated by reference to Exhibit 10.22 of the Autoweb S-1.